Thor Appoints Christopher Klein To Board Of Directors; Alan Siegel Retires After Nearly 35 Years Of Service

ELKHART, Ind., Dec. 11, 2017 /PRNewswire/ -- Thor Industries, Inc. (NYSE:THO) today announced the appointment of Christopher J. Klein, currently Chief Executive Officer of Fortune Brands Home & Security, Inc., to serve on its Board of Directors. Additionally, the Company announced that Alan Siegel retired as a member of its Board after nearly 35 years of service. Both the appointment and retirement are effective December 12, 2017 and maintains the total size of Thor's Board at eight members.

"We are excited to have Chris join our Board of Directors and we look forward to the valuable experience and perspective he will share with our management team," said Peter B. Orthwein, Thor Executive Chairman. "Chris has served as CEO of Fortune Brands Home & Security, Inc. since 2010, and has demonstrated outstanding leadership, as his company has built a record of market outperformance and strong growth. Prior to that, Chris led numerous strategic and corporate development initiatives at Fortune Brands, Inc. His background will further enhance the already strong composition of our Board."

Prior to joining Fortune Brands, Inc., Chris held key strategy and operating positions at Bank One Corporation. Before that, he spent eight years at the consulting firm McKinsey & Company, where he was a partner in the firm's Chicago office. Chris spent his early career in commercial banking, at both ABN AMRO and First Chicago. Chris graduated from the University of Iowa's business school (BBA) and earned his MBA at Northwestern University's Kellogg School of Management.

Mr. Siegel has been a director of Thor since 1983. During that time, he served as Chairman of the Corporate Governance and Nominating Committee. In addition, he was the Company's general counsel for many years.

"Alan has played an invaluable role on our Board over the last thirty-five years," said Orthwein. "His judgment, legal acumen and deep interest in the culture of our company have benefited our organization and our shareholders. While we are sorry he will no longer serve on our board, we are thankful to Alan for his outstanding service to Thor."

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, raw material or chassis supply restrictions, the level of warranty claims incurred, legislative, regulatory and tax policy developments, the costs of compliance with increased governmental regulation, legal and compliance issues including those that may arise in conjunction with recent transactions, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations, the potential impact of rising interest rates on the general economy and specifically on our dealers and consumers, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, our ability to retain key management personnel of acquired companies, a shortage of necessary personnel for production, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the impact of potential losses under repurchase agreements, the potential impact of the strength of the U.S. dollar on international demand, general economic, market and political conditions and other risks and uncertainties including those discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2017 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended October 31, 2017.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Bruce J. Byots, Senior Director of Investor Relations, (574) 970-7912, bbyots@thorindustries.com